Rule 424(b)(3)
                                          File Nos. 333-103623 and 333-103623-03

PROSPECTUS SUPPLEMENT DATED MARCH 17, 2004
     (To Prospectus Dated March 20, 2003 and Prospectus Supplement Dated April 8, 2003)


                                                    COUNTRYWIDE HOME LOANS, INC.

                                                     Medium-Term Notes, Series L
                                                   Unconditionally Guaranteed by

                                               COUNTRYWIDE FINANCIAL CORPORATION

     As of March 10, 2004, Countrywide Home Loans, Inc. and Countrywide Financial Corporation increased the principal amount of Medium-Term Notes, Series L and the related guarantees they may offer pursuant to the Prospectus, dated March 20, 2003, and the Prospectus Supplement, dated April 8, 2003, from $7,000,000,000 to $9,350,000,000.